Exhibit 99.1

FOR IMMEDIATE RELEASE

PHX Minerals Reports Results for the Quarter Ended March 31, 2025 and Announces Dividend Payment

FORT WORTH, Texas, May 8, 2025 – PHX MINERALS INC., “PHX” or the “Company” (NYSE: PHX), today reported financial and operating results for the quarter ended March 31, 2025.

Summary of Results for the Quarter Ended March 31, 2025

•	Net income was $4.4 million, or $0.12 per diluted share, compared to net income of $0.1 million, or $0.00 per diluted share, for the quarter ended Dec. 31, 2024, and net loss of ($0.2) million, or ($0.01) per diluted share, for the quarter ended March 31, 2024.
•	Adjusted EBITDA(1) was $6.2 million, compared to $5.4 million for the quarter ended Dec. 31, 2024 and $4.6 million for the quarter ended March 31, 2024.
•	Royalty production volumes decreased 9% to 1,910 Mmcfe compared to the quarter ended Dec. 31, 2024, and increased 3% compared to the quarter ended March 31, 2024.
•	Total production volumes decreased 9% to 2,159 Mmcfe compared to the quarter ended Dec. 31, 2024, and increased 2% compared to the quarter ended March 31, 2024.
•	Converted 65 gross (0.113 net) wells to producing status, compared to a conversion of 71 gross (0.22 net) wells to producing status during the quarter ended Dec. 31, 2024 and 85 gross (0.32 net) during the quarter ended March 31, 2024.
•	Inventory of 247 gross (1.017 net) wells in progress and permits as of March 31, 2025, compared to 225 gross (0.91 net) wells in progress and permits as of Dec. 31, 2024 and 230 gross (1.099 net) wells in progress and permits as of March 31, 2024.
•	Total debt was $19.8 million, down $9.8 million since Dec. 31, 2024, and the debt-to-adjusted EBITDA (TTM) (1) ratio was 0.86x at March 31, 2025.

Subsequent Events

•	PHX announced a $0.04 per share quarterly dividend, payable on June 4, 2025, to stockholders of record on May 20, 2025.
•	In a separate press release also issued today, WhiteHawk Income Corporation (together with WhiteHawk Energy, LLC and their respective subsidiaries, “WhiteHawk”) and PHX announced that they have entered into a definitive agreement under which WhiteHawk will acquire PHX in an all-cash transaction that values PHX at $4.35 per share, or total value of approximately $187 million, including PHX’s net debt. The joint press release announcing the transaction is available at https://phxmin.com/news/press-releases.
•	In light of the pending all-cash transaction with WhiteHawk, PHX is canceling its previously scheduled quarterly conference call to discuss the Company's results for the quarter ended March 31, 2025.

(1)	This is a non-GAAP measure. Refer to the Non-GAAP Reconciliation section.

Chad L. Stephens, President and CEO, commented,“PHX had a strong start to 2025, delivering solid cash flow and adjusted EBITDA on both a sequential and year-over-year basis.  The closing of our recent divestiture of non-producing minerals in January, along with strong cash generation, enabled us to further reduce our debt to $19.8 million as of March 31, 2025, resulting in a debt-to-adjusted EBITDA (TTM) ratio under 1x. A strong and flexible balance sheet continues to be an important part of our strategy.”

“The natural gas environment showed meaningful improvement during the first quarter driven by tightening supply-demand dynamics, colder-than-expected winter weather, and increasing liquefied natural gas (LNG) export demand. This backdrop is translating into heightened operator activity across our mineral acreage as demonstrated by a higher gross and net number of wells in progress as of the quarter end. We expect this trend to continue throughout 2025 and into 2026, supporting the increased production volumes and enhanced cash flow from our assets.”

Financial Highlights

	Three Months Ended	Three Months Ended
	March 31, 2025	March 31, 2024
Royalty Interest Sales	$9,288,424	$6,176,274
Working Interest Sales	$1,144,863	$913,934
Natural Gas, Oil and NGL Sales	$10,433,287	$7,090,208

Gains (Losses) on Derivative Contracts	$(3,163,178)	$627,492
Lease Bonuses and Rental Income	$328,203	$151,718
Total Revenue	$7,598,312	$7,869,418

Lease Operating Expense per Working Interest Mcfe	$1.10	$1.28
Transportation, Gathering and Marketing per Mcfe	$0.51	$0.40
Production and Ad Valorem Tax per Mcfe	$0.20	$0.19
G&A Expense per Mcfe	$1.74	$1.58
Cash G&A Expense per Mcfe (1)	$1.15	$1.25
Interest Expense per Mcfe	$0.21	$0.34
DD&A per Mcfe	$1.13	$1.11
Total Expense per Mcfe	$3.92	$3.78

Net Income (Loss)	$4,383,882	$(183,615)
Adjusted EBITDA (2)	$6,161,219	$4,607,034

Cash Flow from Operations (3)	$4,276,440	$5,246,651
CapEx (4)	$6,336	$7,440
CapEx - Mineral Acquisitions	$630,296	$1,406,248

Borrowing Base	$50,000,000	$50,000,000
Debt	$19,750,000	$30,750,000
Debt-to-Adjusted EBITDA (TTM) (2)	0.86	1.58

(1)	Cash G&A expense is G&A excluding professional fees associated with announced strategic alternatives process and restricted stock and deferred director’s expense from the adjusted EBITDA table in the Non-GAAP Reconciliation section.
(2)	This is a non-GAAP measure. Refer to the Non-GAAP Reconciliation section.
(3)	GAAP cash flow from operations.
(4)	Includes legacy working interest expenditures and fixtures and equipment.

Operating Highlights

	Three Months Ended	Three Months Ended
	March 31, 2025	March 31, 2024
Gas Mcf Sold	1,729,256	1,700,108
Average Sales Price per Mcf before the effects of settled derivative contracts	$3.85	$2.10
Average Sales Price per Mcf after the effects of settled derivative contracts	$3.75	$3.08
% of sales subject to hedges	75%	62%
Oil Barrels Sold	42,355	37,260
Average Sales Price per Bbl before the effects of settled derivative contracts	$70.52	$76.01
Average Sales Price per Bbl after the effects of settled derivative contracts	$69.25	$76.19
% of sales subject to hedges	40%	37%
NGL Barrels Sold	29,316	32,184
Average Sales Price per Bbl(1)	$27.18	$21.51

Mcfe Sold	2,159,284	2,116,776
Natural gas, oil and NGL sales before the effects of settled derivative contracts	$10,433,287	$7,090,208
Natural gas, oil and NGL sales after the effects of settled derivative contracts	$10,214,808	$8,759,517

(1) There were no NGL settled derivative contracts during the 2025 and 2024 periods.

Total Production for the last five quarters was as follows:

Quarter ended	Mcf Sold	Oil Bbls Sold	NGL Bbls Sold	Mcfe Sold
3/31/2025	1,729,256	42,355	29,316	2,159,284
12/31/2024	1,906,552	43,571	35,099	2,378,569
9/30/2024	1,898,442	45,698	34,332	2,378,622
6/30/2024	2,464,846	51,828	31,994	2,967,779
3/31/2024	1,700,108	37,260	32,184	2,116,776

The percentage of total production volumes attributable to natural gas was 80% for the quarter ended March 31, 2025.

Royalty Interest Production for the last five quarters was as follows:

Quarter ended	Mcf Sold	Oil Bbls Sold	NGL Bbls Sold	Mcfe Sold
3/31/2025	1,567,816	38,200	18,747	1,909,502
12/31/2024	1,728,225	39,592	21,778	2,096,435
9/30/2024	1,724,635	41,170	21,011	2,097,722
6/30/2024(1)	2,304,176	47,024	20,461	2,709,090
3/31/2024	1,533,580	33,083	20,844	1,857,147

(1) Increase in royalty production for the quarter ended June 30, 2024 was due to high interest high impact wells coming online in the Haynesville.

The percentage of royalty production volumes attributable to natural gas was 82% for the quarter ended March 31, 2025.

Working Interest Production for the last five quarters was as follows:

Quarter ended	Mcf Sold	Oil Bbls Sold	NGL Bbls Sold	Mcfe Sold
3/31/2025	161,440	4,155	10,569	249,782
12/31/2024	178,327	3,979	13,321	282,134
9/30/2024	173,807	4,528	13,321	280,900
6/30/2024	160,670	4,804	11,533	258,689
3/31/2024	166,528	4,177	11,340	259,629

Quarter Ended March 31, 2025 Results

The Company recorded net income of $4.4 million, or $0.12 per diluted share, for the quarter ended March 31, 2025, as compared to net loss of $(0.2) million, or $(0.01) per diluted share, for the quarter ended March 31, 2024. The change in net income was principally the result of an increase in natural gas, oil and NGL sales and an increase in gain on asset sales, partially offset by an increase in losses associated with derivative contracts, an increase in general and administrative expenses, and an increase in transportation, gathering and marketing expenses.

Natural gas, oil and NGL revenue increased $3.3 million, or 47%, for the quarter ended March 31, 2025, compared to the quarter ended March 31, 2024, due to increases in natural gas and NGL prices of 83% and 26%, respectively, and increases in natural gas and oil volumes of 2% and 14%, respectively, partially offset by a decrease in oil price of 7% and a decrease in NGL volumes of 9%.

The increase in royalty production volumes during the quarter ended March 31, 2025, as compared to the quarter ended March 31, 2024, resulted primarily from new wells being brought online in the Haynesville Shale and SCOOP plays.

The Company had a net loss on derivative contracts of ($3.2) million for the quarter ended March 31, 2025, comprised of a ($0.2) million loss on settled derivatives and a ($2.9) million non-cash loss on derivatives, as compared to a net gain of $0.6 million for the quarter ended March 31, 2024. The change in net gain (loss) on derivative contracts was due to the Company’s settlements of natural gas and oil collars and fixed price swaps and the change in valuation caused by the difference in March 31, 2025 pricing relative to the strike price on open derivative contracts.

Operations Update

During the quarter ended March 31, 2025, the Company converted 65 gross (0.113 net) wells to producing status, including 5 gross (0.009 net) wells in the Haynesville and 26 gross (0.036 net) wells in the SCOOP, compared to 85 gross (0.32 net) wells converted in the quarter ended March 31, 2024.

At March 31, 2025, the Company had a total of 247 gross (1.017 net) wells in progress and permits across its mineral positions, compared to 225 gross (0.91 net) wells in progress and permits at Dec 31, 2024. As of March 31, 2025, 18 rigs were operating on the Company’s acreage and 70 rigs were operating within 2.5 miles of its acreage.

			Bakken/
			Three	Arkoma
	SCOOP	STACK	Forks	Stack	Haynesville	Other	Total
As of March 31, 2025:
Gross Wells in Progress on PHX Acreage (1)	61	14	11	3	70	13	172
Net Wells in Progress on PHX Acreage (1)	0.222	0.025	0.044	0.015	0.362	0.067	0.735
Gross Active Permits on PHX Acreage	28	9	3	4	28	3	75
Net Active Permits on PHX Acreage	0.090	0.083	0.003	0.028	0.066	0.012	0.282

As of March 31, 2025:
Rigs Present on PHX Acreage	6	1	1	-	3	7	18
Rigs Within 2.5 Miles of PHX Acreage	18	10	9	2	17	14	70

(1) Wells in progress includes drilling wells and drilled but uncompleted wells, or DUCs.

Leasing Activity

During the quarter ended March 31, 2025, the Company leased 397 net mineral acres to third-party exploration and production companies for an average bonus payment of $911 per net mineral acre and an average royalty of 25%.

Acquisition and Divestiture Update

During the quarter ended March 31, 2025, the Company purchased 50 net royalty acres for approximately $0.6 million and sold 165,326 acres, which were outside the Company’s core focus areas and predominately undeveloped and unleased, for approximately $7.9 million.

	Acquisitions
	SCOOP	Haynesville	Other	Total
During Three Months Ended March 31, 2025:
Net Mineral Acres Purchased	35	-	-	35
Net Royalty Acres Purchased	50	-	-	50

Quarterly Conference Call

In light of the pending all-cash transaction with WhiteHawk, PHX is canceling its previously scheduled quarterly conference call to discuss the Company's results for the quarter ended March 31, 2025.

FINANCIAL RESULTS

Statements of Income

	Three Months Ended March 31,
	2025	2024
	(unaudited)
Revenues:
Natural gas, oil and NGL sales	$10,433,287	$7,090,208
Lease bonuses and rental income	328,203	151,718
Gains (losses) on derivative contracts	(3,163,178)	627,492
	7,598,312	7,869,418
Costs and expenses:
Lease operating expenses	273,713	332,409
Transportation, gathering and marketing	1,103,966	843,504
Production and ad valorem taxes	422,787	392,327
Depreciation, depletion and amortization	2,430,207	2,356,326
Interest expense	452,051	714,886
General and administrative	3,754,248	3,347,037
Losses (gains) on asset sales and other	(6,519,747)	24,212
Total costs and expenses	1,917,225	8,010,701
Income (loss) before provision (benefit) for income taxes	5,681,087	(141,283)

Provision (benefit) for income taxes	1,297,205	42,332

Net income (loss)	$4,383,882	$(183,615)

Basic earnings per common share	$0.12	$(0.01)

Diluted earnings per common share	$0.12	$(0.01)

Weighted average shares outstanding:
Basic	36,808,766	36,303,392
Diluted	38,009,410	36,303,392

Dividends per share of common stock paid in period	$0.0400	$0.0300

Balance Sheets

	March 31, 2025	Dec. 31, 2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,536,133	$2,242,102
Natural gas, oil, and NGL sales receivables (net of $0 allowance for uncollectable accounts)	6,577,696	6,128,954
Refundable income taxes	80,621	328,560
Other	721,062	857,317
Total current assets	9,915,512	9,556,933

Properties and equipment at cost, based on successful efforts accounting:
Producing natural gas and oil properties	223,655,459	223,043,942
Non-producing natural gas and oil properties	45,544,346	51,806,911
Other	1,361,064	1,361,064
	270,560,869	276,211,917
Less accumulated depreciation, depletion and amortization	(120,293,049)	(122,835,668)
Net properties and equipment	150,267,820	153,376,249

Operating lease right-of-use assets	392,263	429,494
Other, net	509,837	553,090
Total assets	$161,085,432	$163,915,766

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$656,711	$804,693
Derivative contracts, net	3,178,706	316,336
Current portion of operating lease liability	252,436	247,786
Accrued liabilities and other	1,420,856	1,866,930
Total current liabilities	5,508,709	3,235,745

Long-term debt	19,750,000	29,500,000
Deferred income taxes, net	8,318,416	7,286,315
Asset retirement obligations	1,098,536	1,097,750
Derivative contracts, net	480,401	398,072
Operating lease liability, net of current portion	383,070	448,031
Total liabilities	35,539,132	41,965,913

Stockholders' equity:
Common Stock, $0.01666 par value; 75,000,000 shares authorized and 36,796,496 issued at March 31, 2025; 75,000,000 shares authorized and 36,796,496 issued at Dec. 31, 2024	613,030	613,030
Capital in excess of par value	44,749,269	44,029,492
Deferred directors' compensation	1,313,492	1,323,760
Retained earnings	79,940,318	77,073,332
	126,616,109	123,039,614
Less treasury stock, at cost; 274,478 shares at March 31, 2025, and 279,594 shares at Dec. 31, 2024	(1,069,809)	(1,089,761)
Total stockholders' equity	125,546,300	121,949,853
Total liabilities and stockholders' equity	$161,085,432	$163,915,766

Condensed Statements of Cash Flows

	Three Months Ended
	March 31, 2025	March 31, 2024
	(unaudited)
Operating Activities
Net income (loss)	$4,383,882	$(183,615)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	2,430,207	2,356,326
Provision for deferred income taxes	1,032,101	25,332
Gain from leasing fee mineral acreage	(328,203)	(151,718)
Proceeds from leasing fee mineral acreage	332,331	151,718
Net (gain) loss on sales of assets	(6,625,686)	(66,500)
Directors' deferred compensation expense	47,738	45,132
Total (gain) loss on derivative contracts	3,163,178	(627,492)
Cash receipts (payments) on settled derivative contracts	(218,479)	1,669,309
Restricted stock award expense	681,723	656,656
Other	25,333	35,731
Cash provided (used) by changes in assets and liabilities:
Natural gas, oil and NGL sales receivables	(448,742)	1,216,455
Income taxes receivable	247,939	378
Other current assets	202,745	207,497
Accounts payable	(145,867)	67,986
Other non-current assets	58,642	56,338
Accrued liabilities	(562,402)	(212,882)
Total adjustments	(107,442)	5,430,266
Net cash provided by operating activities	4,276,440	5,246,651

Investing Activities
Capital expenditures	(6,336)	(7,440)
Acquisition of minerals and overriding royalty interests	(630,296)	(1,406,248)
Net proceeds from sales of assets	7,865,103	66,500
Net cash provided by (used in) investing activities	7,228,471	(1,347,188)

Financing Activities
Borrowings under credit facility	-	1,000,000
Payments of loan principal	(9,750,000)	(3,000,000)
Payments of dividends	(1,460,880)	(1,079,968)
Net cash provided by (used in) financing activities	(11,210,880)	(3,079,968)

Increase (decrease) in cash and cash equivalents	294,031	819,495
Cash and cash equivalents at beginning of period	2,242,102	806,254
Cash and cash equivalents at end of period	$2,536,133	$1,625,749

Supplemental Disclosures of Cash Flow Information:

Interest paid (net of capitalized interest)	$503,184	$733,799
Income taxes paid (net of refunds received)	$17,165	$16,623

Supplemental Schedule of Noncash Investing and Financing Activities:

Dividends declared and unpaid	$56,016	$41,346

Gross additions to properties and equipment	$568,026	$1,406,743
Net increase (decrease) in accounts receivable for properties and equipment additions	68,606	6,945
Capital expenditures and acquisitions	$636,632	$1,413,688

Derivative Contracts as of March 31, 2025

	Production volume
Contract period	covered per month	Index	Contract price
Natural gas costless collars
May - June 2025	30,000 Mmbtu	NYMEX Henry Hub	$3.00 floor / $5.00 ceiling
May - September 2025	55,000 Mmbtu	NYMEX Henry Hub	$3.00 floor / $3.75 ceiling
November 2025 - March 2026	100,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $4.85 ceiling
November 2025 - March 2026	75,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $4.72 ceiling
November 2025 - March 2026	50,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $3.87 ceiling
November 2025 - March 2026	15,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $5.15 ceiling
April - June 2026	75,000 Mmbtu	NYMEX Henry Hub	$3.00 floor / $3.60 ceiling
July - September 2026	100,000 Mmbtu	NYMEX Henry Hub	$3.00 floor / $3.60 ceiling
Natural gas fixed price swaps
May 2025	25,000 Mmbtu	NYMEX Henry Hub	$3.23
May - August 2025	125,000 Mmbtu	NYMEX Henry Hub	$3.01
May - October 2025	100,000 Mmbtu	NYMEX Henry Hub	$3.28
June 2025	10,000 Mmbtu	NYMEX Henry Hub	$3.23
July 2025	45,000 Mmbtu	NYMEX Henry Hub	$3.23
August 2025	40,000 Mmbtu	NYMEX Henry Hub	$3.23
September 2025	50,000 Mmbtu	NYMEX Henry Hub	$3.23
September - October 2025	100,000 Mmbtu	NYMEX Henry Hub	$3.01
October 2025	100,000 Mmbtu	NYMEX Henry Hub	$3.23
November 2025 - January 2026	25,000 Mmbtu	NYMEX Henry Hub	$4.21
February 2026	15,000 Mmbtu	NYMEX Henry Hub	$4.21
March 2026	25,000 Mmbtu	NYMEX Henry Hub	$4.21
April - June 2026	50,000 Mmbtu	NYMEX Henry Hub	$3.10
Oil fixed price swaps
March - August 2025	1,000 Bbls	NYMEX WTI	$68.80
March 2025	1,600 Bbls	NYMEX WTI	$64.80
March 2025	500 Bbls	NYMEX WTI	$69.50
March - June 2025	2,000 Bbls	NYMEX WTI	$70.90
March 2025	500 Bbls	NYMEX WTI	$73.71
April 2025	500 Bbls	NYMEX WTI	$73.30
April - June 2025	750 Bbls	NYMEX WTI	$69.50
April - June 2025	1,000 Bbls	NYMEX WTI	$68.00
May 2025	500 Bbls	NYMEX WTI	$72.92
June 2025	500 Bbls	NYMEX WTI	$72.58
July 2025	500 Bbls	NYMEX WTI	$72.24
July - August 2025	1,250 Bbls	NYMEX WTI	$70.81
July - September 2025	500 Bbls	NYMEX WTI	$69.50
July - December 2025	1,500 Bbls	NYMEX WTI	$68.90
August 2025	500 Bbls	NYMEX WTI	$71.88
September 2025	500 Bbls	NYMEX WTI	$71.60
September 2025	1,500 Bbls	NYMEX WTI	$68.80
October 2025	750 Bbls	NYMEX WTI	$71.12
October 2025	2,000 Bbls	NYMEX WTI	$68.80
November 2025	750 Bbls	NYMEX WTI	$70.99
November 2025 - March 2026	1,500 Bbls	NYMEX WTI	$68.80
December 2025	750 Bbls	NYMEX WTI	$70.66
January 2026	1,500 Bbls	NYMEX WTI	$70.53
February 2026	1,500 Bbls	NYMEX WTI	$71.28
March 2026	1,500 Bbls	NYMEX WTI	$70.42
April - June 2026	1,000 Bbls	NYMEX WTI	$68.80
April - June 2026	1,000 Bbls	NYMEX WTI	$65.80

Non-GAAP Reconciliation

This press release includes certain “non-GAAP financial measures” as defined under the rules and regulations of the U.S. Securities and Exchange Commission, or the SEC, including Regulation G. These non-GAAP financial measures are calculated using GAAP amounts in the Company’s financial statements. These measures, detailed below, are provided in addition to, not as an alternative for, and should be read in conjunction with, the information contained in the Company’s financial statements prepared in accordance with GAAP (including the notes thereto), included in the Company’s SEC filings and posted on its website.

Adjusted EBITDA Reconciliation

The Company defines “adjusted EBITDA” as earnings before interest, taxes, depreciation and amortization, or EBITDA, excluding non-cash gains (losses) on derivatives and gains (losses) on asset sales, but including cash receipts from (payments on) off-market derivatives, and further excluding professional fees associated with announced strategic alternatives process and restricted stock and deferred directors’ expense. In prior releases, the Company generally has not excluded professional fees in defining adjusted EBITDA, but has excluded professional fees associated with the announced strategic alternatives process in defining adjusted EBITDA in this press release as the Company believes excluding these particular fees in the presentation of adjusted EBITDA may be useful to investors in their evaluation of the Company’s financial performance. The Company has included a presentation of adjusted EBITDA because it recognizes that certain investors consider this amount to be a useful means of measuring the Company’s ability to meet its debt service obligations and evaluating its financial performance. Adjusted EBITDA has limitations and should not be considered in isolation or as a substitute for net income, operating income, cash flow from operations or other consolidated income or cash flow data prepared in accordance with GAAP. Because not all companies use identical calculations, this presentation of adjusted EBITDA may not be comparable to a similarly titled measure of other companies. The following table provides a reconciliation of net income (loss) to adjusted EBITDA for the quarters indicated:

	Three Months Ended	Three Months Ended	Three Months Ended
	March 31, 2025	March 31, 2024	Dec. 31, 2024
Net Income	$4,383,882	$(183,615)	$109,400
Plus:
Income tax expense	1,297,205	42,332	(27,551)
Interest expense	452,051	714,886	573,920
DD&A	2,430,207	2,356,326	2,605,809
Impairment expense	-	-	52,673
Professional fees associated with announced strategic alternatives process	549,400	-	-
Less:
Non-cash gains (losses) on derivatives	(2,944,699)	(1,041,817)	(1,509,661)
Gains (losses) on asset sales	6,625,686	66,500	-
Plus:
Restricted stock and deferred director's expense	729,461	701,788	561,603
Adjusted EBITDA	$6,161,219	$4,607,034	$5,385,515

Debt-to-Adjusted EBITDA (TTM) Reconciliation

“Debt-to-adjusted EBITDA (TTM)” is defined as the ratio of long-term debt to adjusted EBITDA on a trailing 12-month (TTM) basis. The Company has included a presentation of debt-to-adjusted EBITDA (TTM) because it recognizes that certain investors consider such ratios to be a useful means of measuring the Company’s ability to meet its debt service obligations and for evaluating its financial performance. The debt-to-adjusted EBITDA (TTM) ratio has limitations and should not be considered in isolation or as a substitute for net income, operating income, cash flow from operations or other consolidated income or cash flow data prepared in accordance with GAAP. Because not all companies use identical calculations, this presentation of debt-to-adjusted EBITDA (TTM) may not be comparable to a similarly titled measure of other companies. The following table provides a reconciliation of net income (loss) to adjusted EBITDA on a TTM basis and of the resulting debt-to-adjusted EBITDA (TTM) ratio:

	TTM Ended	TTM Ended
	March 31, 2025	March 31, 2024
Net Income	$6,889,363	$4,183,941
Plus:
Income tax expense	2,082,060	1,710,792
Interest expense	2,300,433	2,519,806
DD&A	9,680,325	9,032,521
Professional fees associated with announced
strategic alternatives process	549,400	-
Impairment expense	52,673	36,460
Less:
Non-cash gains (losses) on derivatives	(5,900,877)	88,315
Gains (losses) on asset sales	7,077,578	377,276
Plus:
Restricted stock and deferred director's expense	2,500,682	2,501,129
Adjusted EBITDA	$22,878,235	$19,519,058

Debt	$19,750,000	$30,750,000
Debt-to-Adjusted EBITDA (TTM)	0.86	1.58

PHX Minerals Inc. Fort Worth-based, PHX Minerals Inc. is a natural gas and oil mineral company with a strategy to proactively grow its mineral position in its core focus areas. PHX owns mineral acreage principally located in Oklahoma, Texas, Louisiana, North Dakota and Arkansas. Additional information about the Company can be found at www.phxmin.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipates,” “plans,” “estimates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect PHX’s current views about future events. Forward-looking statements may include, but are not limited to, statements relating to: the Company’s operational outlook; the Company’s ability to execute its business strategies; the volatility of realized natural gas and oil prices; the level of production on the Company’s properties; estimates of quantities of natural gas, oil and NGL reserves and their values; general economic or industry conditions; legislation or regulatory requirements; conditions of the securities markets; the Company’s ability to raise capital; changes in accounting principles, policies or guidelines; financial or political instability; acts of war or terrorism; title defects in the properties in which the Company invests; the transaction with WhiteHawk; and other economic, competitive, governmental, regulatory or technical factors affecting properties, operations or prices. Although the Company believes expectations reflected in these and other forward-looking statements are reasonable, the Company can give no assurance such expectations will prove to be correct. Such forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These forward-looking statements involve certain risks and uncertainties that could cause results to differ materially from those expected by the Company’s management. Information concerning these risks and other factors can be found in the Company’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, available on the Company’s website or the SEC’s website at www.sec.gov.

Investors are cautioned that any such forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

Investor Contact:

Rob Fink / Stephen Lee

FNK IR

646.809.4048

PHX@fnkir.com

Corporate Contact:

405.948.1560

inquiry@phxmin.com